Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Second Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., September 4, 2014 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and six months ended July 31, 2014.

“We are pleased with our second quarter revenue of $285 million, and diluted earnings per share of $0.72, both on a non-GAAP basis.  Our financial results, market leadership and double digit revenue growth have made us more optimistic about the year, and we are raising our annual guidance for the second time this year,” said Dan Bodner, CEO and President.

Bodner added, "Our focus on actionable intelligence solutions combined with our on-going innovation across all of our market areas, including new growth markets such as Cyber Security, positions us well for long-term growth.”

Financial Highlights
Below is selected unaudited financial information for the three and six months ended July 31, 2014 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended July 31, 2014 - GAAP	Three Months Ended July 31, 2014 - Non-GAAP
Revenue: $276.8 million	Revenue: $284.7 million
Operating Income: $11.5 million	Operating Income: $58.6 million
Diluted EPS: ($0.21)	Diluted EPS: $0.72

Six Months Ended July 31, 2014 - GAAP	Six Months Ended July 31, 2014 - Non-GAAP
Revenue: $534.2 million	Revenue: $554.1 million
Operating Income: $12.5 million	Operating Income: $109.6 million
Diluted EPS: $0.28	Diluted EPS: $1.44

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2015.

•	We are raising our revenue outlook by $15 million, to a range of $1.125 billion to $1.175 billion.

•
We expect that the increase in our revenue outlook will drive an increase in profitability that more than offsets the earnings per share dilution from our recent equity and convertible note offering. As a result, we are raising our outlook for diluted earnings per share to a range of $3.35 to $3.50.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and six months ended July 31, 2014 and outlook for the year ending January 31, 2015. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-510-0219 (United States and Canada) and 1-617-614-3451 (international) and the passcode is 95938942. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2015.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action.  Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc., being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of acquisitions. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2014, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2014	2013	2014	2013
Revenue:
Product	$113,175	$97,865	$221,311	$185,215
Service and support	163,641	124,582	312,898	242,018
Total revenue	276,816	222,447	534,209	427,233
Cost of revenue:
Product	32,122	30,090	71,599	61,262
Service and support	61,869	40,170	118,857	78,668
Amortization of acquired technology and backlog	8,564	2,347	14,922	5,985
Total cost of revenue	102,555	72,607	205,378	145,915
Gross profit	174,261	149,840	328,831	281,318
Operating expenses:
Research and development, net	44,077	31,203	85,400	61,231
Selling, general and administrative	107,160	81,364	208,208	163,068
Amortization of other acquired intangible assets	11,554	6,010	22,757	12,043
Total operating expenses	162,791	118,577	316,365	236,342
Operating income	11,470	31,263	12,466	44,976
Other income (expense), net:
Interest income	250	166	475	321
Interest expense	(9,383)	(7,383)	(19,609)	(14,571)
Losses on early retirements of debt	(5,454)	(173)	(12,546)	(9,879)
Other (expense) income, net	(1,729)	(2,559)	1,099	(4,367)
Total other expense, net	(16,316)	(9,949)	(30,581)	(28,496)
(Loss) income before provision for (benefit from) income taxes	(4,846)	21,314	(18,115)	16,480
Provision for (benefit from) income taxes	5,534	2,809	(36,554)	5,912
Net (loss) income	(10,380)	18,505	18,439	10,568
Net income attributable to noncontrolling interest	1,898	969	2,761	2,185
Net (loss) income attributable to Verint Systems Inc.	(12,278)	17,536	15,678	8,383
Dividends on preferred stock	—	—	—	(174)
Net (loss) income attributable to Verint Systems Inc. common shares	$(12,278)	$17,536	$15,678	$8,209

Net (loss) income per common share attributable to Verint Systems Inc.:
Basic	$(0.21)	$0.33	$0.28	$0.16
Diluted	$(0.21)	$0.33	$0.28	$0.15

Weighted-average common shares outstanding:
Basic	57,158	52,977	55,449	52,484
Diluted	57,158	53,637	56,559	53,176

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2014	2013	2014	2013
GAAP Revenue By Segment:
Enterprise Intelligence	$160,775	$125,873	$315,593	$238,796
Communications Intelligence	86,990	64,438	163,125	127,503
Video Intelligence	29,051	32,136	55,491	60,934
GAAP Total Revenue	$276,816	$222,447	$534,209	$427,233

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$7,704	$116	$19,519	$369
Communications Intelligence	208	213	322	411
Video Intelligence	—	—	—	167
Total Revenue Adjustments Related to Acquisitions	$7,912	$329	$19,841	$947

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$168,479	$125,989	$335,112	$239,165
Communications Intelligence	87,198	64,651	163,447	127,914
Video Intelligence	29,051	32,136	55,491	61,101
Non-GAAP Total Revenue	$284,728	$222,776	$554,050	$428,180

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2014	2013	2014	2013

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$174,261	$149,840	$328,831	$281,318
Revenue adjustments related to acquisitions	7,912	329	19,841	947
Amortization of acquired technology and backlog	8,564	2,347	14,922	5,985
Stock-based compensation expenses	1,241	682	2,326	1,079
M&A and other adjustments	140	123	4,665	378
Non-GAAP gross profit	$192,118	$153,321	$370,585	$289,707

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$11,470	$31,263	$12,466	$44,976
Revenue adjustments related to acquisitions	7,912	329	19,841	947
Amortization of acquired technology and backlog	8,564	2,347	14,922	5,985
Amortization of other acquired intangible assets	11,554	6,010	22,757	12,043
Stock-based compensation expenses	14,438	9,192	25,927	15,425
M&A and other adjustments	4,616	2,268	13,665	8,748
Non-GAAP operating income	58,554	51,409	109,578	88,124
GAAP depreciation and amortization (1)	25,162	12,292	47,740	26,149
Amortization of acquired technology and backlog	(8,564)	(2,347)	(14,922)	(5,985)
Amortization of other acquired intangible assets	(11,554)	(6,010)	(22,757)	(12,043)
Non-GAAP depreciation and amortization	5,044	3,935	10,061	8,121
Non-GAAP EBITDA	$63,598	$55,344	$119,639	$96,245

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(16,316)	$(9,949)	$(30,581)	$(28,496)
Losses on early retirements of debt	5,454	173	12,546	9,879
Unrealized (gains) losses on derivatives, net	(919)	75	(180)	(336)
Amortization of convertible note discount	1,148	—	1,148	—
M&A and other adjustments	50	1,118	75	1,297
Non-GAAP other expense, net	$(10,583)	$(8,583)	$(16,992)	$(17,656)

Table of Reconciliation from GAAP Provision for (Benefit from) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$5,534	$2,809	$(36,554)	$5,912
Non-cash tax adjustments	(1,249)	1,692	45,137	1,618
Non-GAAP provision for income taxes	$4,285	$4,501	$8,583	$7,530

Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net (loss) income attributable to Verint Systems Inc.	$(12,278)	$17,536	$15,678	$8,383
Revenue adjustments related to acquisitions	7,912	329	19,841	947
Amortization of acquired technology and backlog	8,564	2,347	14,922	5,985
Amortization of other acquired intangible assets	11,554	6,010	22,757	12,043

Stock-based compensation expenses	14,438	9,192	25,927	15,425
M&A and other adjustments	4,666	3,386	13,740	10,045
Losses on early retirements of debt	5,454	173	12,546	9,879
Unrealized (gains) losses on derivatives, net	(919)	75	(180)	(336)
Amortization of convertible note discount	1,148	—	1,148	—
Non-cash tax adjustments	1,249	(1,692)	(45,137)	(1,618)
Total GAAP net (loss) income adjustments	54,066	19,820	65,564	52,370
Non-GAAP net income attributable to Verint Systems Inc.	$41,788	$37,356	$81,242	$60,753

Table of Reconciliation from GAAP Net (Loss) Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net (loss) income attributable to Verint Systems Inc. common shares	$(12,278)	$17,536	$15,678	$8,209
Total GAAP net (loss) income adjustments	54,066	19,820	65,564	52,370
Non-GAAP net income attributable to Verint Systems Inc. common shares	$41,788	$37,356	$81,242	$60,579

Table Comparing GAAP Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$(0.21)	$0.33	$0.28	$0.15

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.72	$0.70	$1.44	$1.14

Shares used in computing GAAP diluted net (loss) income per common share	57,158	53,637	56,559	53,176

Shares used in computing non-GAAP diluted net income per common share	58,179	53,637	56,559	53,424

(1) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2014	2014
Assets
Current Assets:
Cash and cash equivalents	$186,669	$378,618
Restricted cash and bank time deposits	41,336	6,423
Short-term investments	39,361	32,049
Accounts receivable, net of allowance for doubtful accounts of $0.9 million and $1.2 million, respectively	235,893	194,312
Inventories	22,933	10,693
Deferred cost of revenue	10,767	10,818
Prepaid expenses and other current assets	73,319	61,478
Total current assets	610,278	694,391
Property and equipment, net	55,929	40,145
Goodwill	1,241,879	853,389
Intangible assets, net	363,410	132,847
Capitalized software development costs, net	7,901	8,483
Long-term deferred cost of revenue	10,517	9,843
Other assets	43,701	33,809
Total assets	$2,333,615	$1,772,907

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$70,297	$65,656
Accrued expenses and other current liabilities	210,264	179,148
Current maturities of long-term debt	61	6,555
Deferred revenue	176,556	162,124
Total current liabilities	457,178	413,483
Long-term debt	731,891	635,830
Long-term deferred revenue	16,201	13,661
Other liabilities	98,893	76,815
Total liabilities	1,304,163	1,139,789
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock - $0.001 par value; authorized 2,207,000 shares at July 31, 2014 and January 31, 2014; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 60,916,000 and 53,907,000 shares; outstanding 60,568,000 and 53,605,000 shares at July 31, 2014 and January 31, 2014, respectively.	61	54
Additional paid-in capital	1,289,357	924,663
Treasury stock, at cost - 348,000 and 302,000 shares at July 31, 2014 and January 31, 2014, respectively.	(10,251)	(8,013)
Accumulated deficit	(234,327)	(250,005)
Accumulated other comprehensive loss	(24,396)	(39,725)
Total Verint Systems Inc. stockholders' equity	1,020,444	626,974
Noncontrolling interest	9,008	6,144
Total stockholders' equity	1,029,452	633,118
Total liabilities and stockholders' equity	$2,333,615	$1,772,907

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$18,439	$10,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,192	27,284
Stock-based compensation - equity portion	23,106	13,688
Amortization of discount on convertible notes	1,148	—
Reduction of valuation allowance resulting from acquisition of KANA	(45,171)	—
Non-cash gains on derivative financial instruments, net	(103)	(676)
Losses on early retirement of debt	12,546	9,879
Other non-cash items, net	7,213	795
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(23,189)	2,517
Inventories	(8,958)	332
Deferred cost of revenue	(545)	(662)
Prepaid expenses and other assets	6,716	19,941
Accounts payable and accrued expenses	22,288	(8,446)
Deferred revenue	7,675	(3,143)
Other, net	16	581
Net cash provided by operating activities	70,373	72,658

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(602,943)	—
Purchases of property and equipment	(9,358)	(5,624)
Purchases of investments	(17,187)	(124,990)
Sales and maturities of investments	9,790	20,000
Cash paid for capitalized software development costs	(2,892)	(1,604)
Change in restricted cash and bank time deposits, including long-term portion	(36,537)	5,707
Other investing activities, net	(81)	158
Net cash used in investing activities	(659,208)	(106,353)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discounts	1,526,750	646,750
Repayments of borrowings and other financing obligations	(1,361,708)	(582,263)
Proceeds from public issuance of common stock	274,563	—
Proceeds from issuance of warrants	45,188	—
Payments for convertible note hedges	(60,800)	—
Payments of equity issuance, debt issuance and other debt-related costs	(27,713)	(7,754)
Proceeds from exercises of stock options	8,585	2,649
Purchases of treasury stock	(2,238)	—
Cash received in CTI Merger	—	10,370
Payments of contingent consideration for business combinations (financing portion)	(6,026)	(15,373)
Net cash provided by financing activities	396,601	54,379
Effect of exchange rate changes on cash and cash equivalents	285	(1,473)
Net (decrease) increase in cash and cash equivalents	(191,949)	19,211
Cash and cash equivalents, beginning of period	378,618	209,973
Cash and cash equivalents, end of period	$186,669	$229,184

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Amortization of convertible note discount. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. As a result, for GAAP purposes, we are required to recognize imputed interest expense in amounts significantly in excess of the coupon rate on our $400.0 million of 1.50% convertible notes. The difference between the imputed interest expense and the coupon interest expense is excluded from our non-GAAP financial measures because we believe that this non-cash expense is not reflective of ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.